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                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT
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
                                                                                 Settlement Date                         10/31/2000
                                                                                 Determination Date                      11/10/2000
                                                                                 Distribution Date                       11/15/2000

I.      All Payments on the Contracts                                                                                  2,931,271.68
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                              277,107.14
III.    Repurchased Contracts                                                                                                  0.00
IV.     Investment Earnings on Collection Account                                                                              0.00
V.      Servicer Monthly Advances                                                                                         70,563.34
VI.     Distribution from the Reserve Account                                                                                  0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                               13,060.29
VIII.   Transfers to the Pay-Ahead Account                                                                                (7,541.84)

IX.     Less: Investment Earnings distributions
        (a) To Sellers with respect to the Collection Account                                                                  0.00
        (b) To Sellers with respect to the Pay-Ahead Account                                                                -285.91

Total available amount in Collection Account                                                                          $3,284,174.70
                                                                                                                      =============

DISTRIBUTION AMOUNTS                                                            Cost per $1000
--------------------                                                            --------------

1.   (a)  Class A-1 Note Interest Distribution                                                            0.00
     (b)  Class A-1 Note Principal Distribution                                                           0.00
          Aggregate Class A-1 Note Distribution                                   0.00000000                                   0.00

2.   (a)  Class A-2 Note Interest Distribution                                                            0.00
     (b)  Class A-2 Note Principal Distribution                                                           0.00
          Aggregate Class A-2 Note Distribution                                   0.00000000                                   0.00

3.   (a)  Class A-3 Note Interest Distribution                                                            0.00
     (b)  Class A-3 Note Principal Distribution                                                           0.00
          Aggregate Class A-3 Note Distribution                                   0.00000000                                   0.00

4.   (a)  Class A-4 Note Interest Distribution                                                       36,327.96
     (b)  Class A-4 Note Principal Distribution                                                   2,444,388.50
          Aggregate Class A-4 Note Distribution                                  66.50714370                           2,480,716.46

5.   (a)  Class A-5 Note Interest Distribution                                                      156,755.00
     (b)  Class A-5 Note Principal Distribution                                                           0.00
          Aggregate Class A-5 Note Distribution                                   5.35000000                             156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                      128,375.00
     (b)  Class A-6 Note Principal Distribution                                                           0.00
          Aggregate Class A-6 Note Distribution                                   5.41666667                             128,375.00

7.   (a)  Class B Note Interest Distribution                                                         59,285.00
     (b)  Class B Note Principal Distribution                                                             0.00
          Aggregate Class B Note Distribution                                     5.56666667                              59,285.00

8.   (a)  Class C Note Interest Distribution                                                         98,822.83
     (b)  Class C Note Principal Distribution                                                             0.00
          Aggregate Class C Note Distribution                                     5.70833312                              98,822.83

9.   Servicer Payment
     (a)  Servicing Fee                                                                              36,640.42
     (b)  Reimbursement of prior Monthly Advances                                                    75,625.48
            Total Servicer Payment                                                                                       112,265.90

10.  Deposits to the Reserve Account                                                                                     247,954.51

Total Distribution Amount from Collection Account                                                                     $3,284,174.70
                                                                                                                      =============
Reserve Account distributions to Sellers

  (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                   125,464.98
  (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                        122,489.53
  (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                               14,731.56
  (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                    14,382.19
         Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                      277,068.26
                                                                                                                      =============
Payahead Account distributions to Sellers

  (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                              144.67046
  (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                   141.23954
         Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                          285.91
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

INTEREST

1. Current Interest Requirement
    (a) Class A-1 Notes @ 5.845%                                                                        0.00
    (b) Class A-2 Notes @ 0.06028                                                                       0.00
    (c) Class A-3 Notes @ 6.140%                                                                        0.00
    (d) Class A-4 Notes @ 6.250%                                                                    36327.96
    (e) Class A-5 Notes @ 6.420%                                                                  156,755.00
    (f) Class A-6 Notes @ 6.500%                                                                      128375
          Aggregate Interest on Class A Notes                                                                             321457.96
    (g) Class B Notes @ 0.0668                                                                                                59285
    (h) Class C Notes @ 0.0685                                                                                             98822.83


2. Remaining Interest Shortfall
    (a) Class A-1 Notes                                                                                 0.00
    (b) Class A-2 Notes                                                                                 0.00
    (c) Class A-3 Notes                                                                                 0.00
    (d) Class A-4 Notes                                                                                 0.00
    (e) Class A-5 Notes                                                                                 0.00
    (f) Class A-6 Notes                                                                                    0
    (g) Class B Notes                                                                                   0.00
    (h) Class C Notes                                                                                   0.00

3. Total Distribution of Interest                                           Cost per $1000
    (a) Class A-1 Notes                                                       0.00000000                 0.00
    (b) Class A-2 Notes                                                                0                 0.00
    (c) Class A-3 Notes                                                       0.00000000                 0.00
    (d) Class A-4 Notes                                                       0.97393995             36327.96
    (e) Class A-5 Notes                                                       5.35000000           156,755.00
    (f) Class A-6 Notes                                                       5.41666667               128375
          Total Aggregate Interest on Class A Notes                                                                       321457.96
    (g) Class B Notes                                                         5.566666667                                 59,285.00
    (h) Class C Notes                                                                5.71                                  98822.83


PRINCIPAL
                                                                            No. of Contracts
1. Amount of Stated Principal Collected                                                             979099.29
2. Amount of Principal Prepayment Collected                                         65.00          1283103.37
3. Amount of Liquidated Contract                                                       16           182185.84
4. Amount of Repurchased Contract                                                       0           0.0000000
      Total Formula Principal Distribution Amount                                                                      2,444,388.50

5. Principal Balance before giving effect to Principal Distribution                                Pool Factor
    (a) Class A-1 Notes                                                                             0.0000000                  0.00
    (b) Class A-2 Notes                                                                             0.0000000                  0.00
    (c) Class A-3 Notes                                                                             0.0000000                  0.00
    (d) Class A-4 Notes                                                                             0.1869965          6,974,968.51
    (e) Class A-5 Notes                                                                             1.0000000         29,300,000.00
    (f) Class A-6 Notes                                                                                     1              23700000
    (g) Class B Notes                                                                                       1         10,650,000.00
    (h) Class C Notes                                                                                       1         17,312,029.25

6. Remaining Principal Shortfall
    (a) Class A-1 Notes                                                                                                        0.00
    (b) Class A-2 Notes                                                                                                        0.00
    (c) Class A-3 Notes                                                                                                        0.00
    (d) Class A-4 Notes                                                                                                        0.00
    (e) Class A-5 Notes                                                                                                        0.00
    (f) Class A-6 Notes                                                                                                           0
    (g) Class B Notes                                                                                                          0.00
    (h) Class C Notes                                                                                                          0.00
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

7. Principal Distribution                                           Cost per $1000
    (a) Class A-1 Notes                                                0.00000000                                              0.00
    (b) Class A-2 Notes                                                0.00000000                                              0.00
    (c) Class A-3 Notes                                                0.00000000                                              0.00
    (d) Class A-4 Notes                                               65.53320375                                      2,444,388.50
    (e) Class A-5 Notes                                                0.00000000                                              0.00
    (f) Class A-6 Notes                                                         0                                                 0
    (g) Class B Notes                                                           0                                              0.00
    (h) Class C Notes                                                           0                                              0.00

8. Principal Balance after giving effect to Principal Distribution                         Pool Factor
    (a) Class A-1 Notes                                                                     0.0000000                          0.00
    (b) Class A-2 Notes                                                                     0.0000000                          0.00
    (c) Class A-3 Notes                                                                     0.0000000                          0.00
    (d) Class A-4 Notes                                                                     0.1214633                  4,530,580.01
    (e) Class A-5 Notes                                                                     1.0000000                 29,300,000.00
    (f) Class A-6 Notes                                                                             1                      23700000
    (g) Class B Notes                                                                       1.0000000                 10,650,000.00
    (h) Class C Notes                                                                               1                   17312029.25

POOL DATA
                                                                                            Aggregate
                                                                    No. of Contracts     Principal Balance
1. Pool Stated Principal Balance as of 36830                              3,215            85,492,609.26

2. Delinquency Information                                                                                             % Delinquent
    (a) 31-59 Days                                                           55               589,688.41                0.006897537
    (b) 60-89 Days                                                           21                315638.67                0.003691999
    (c) 90-119 Days                                                           9               101,535.52                0.001187653
    (d) 120 Days +                                                            0                     0.00                          0

3. Contracts Repossessed during the Due Period                                0                     0.00

4. Current Repossession Inventory                                             1                80,314.41

5. Aggregate Net Losses for the preceding Collection Period
    (a) Aggregate Principal Balance of Liquidated Receivables                16               182,185.84
    (b) Net Liquidation Proceeds on any Liquidated Receivables                                277,107.14
    Total Aggregate Net Losses for the preceding Collection Period                                                         -94921.3

6. Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                          382844.98

7. Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)        436                                         4243637.520

8. Weighted Average Contract Rate of all Outstanding Contracts                                                          0.092635311

9. Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                             115.6154798


TRIGGER ANALYSIS

1. (a)  Average 60+ Delinquency Percentage                  0.802%
   (b)  Delinquency Percentage Trigger in effect ?                           NO

2. (a)  Average Net Loss Ratio                           -0.000169466
   (b)  Net Loss Ratio Trigger in effect ?                                   NO
   (c)  Net Loss Ratio (using ending Pool Balance)       -0.000311121

3. (a) Servicer Replacement Percentage                      -0.000693
   (b) Servicer Replacement Trigger in effect ?                              NO

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

MISCELLANEOUS

1. Monthly Servicing Fees                                                                                                 36,640.42

2. Servicer Advances                                                                                                       70563.34

3. (a)  Opening Balance of the Reserve Account                                                                           5325240.59
   (b)  Deposits to the Reserve Account                                                                 247954.51
   (c)  Investment Earnings in the Reserve Account                                                       29113.75
   (d)  Distribution from the Reserve Account                                                          -277068.26
   (e)  Ending Balance of the Reserve Account                                                                            5325240.59

4. Specified Reserve Account Balance                                                                                     5325240.59

5. (a)  Opening Balance in the Pay-Ahead Account                                                                           54977.74


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